Exhibit 8.2

Paul, Weiss, Rifkind, Wharton and Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

(212) 373-3000

(212) 757-3990

June 18, 2026

Equitable Holdings, Inc.

1345 Avenue of the Americas

New York, New York 10105

Re: United States Federal Income Tax Considerations

Ladies and Gentlemen:

We have acted as United States federal income tax counsel for Equitable Holdings, Inc., a Delaware corporation (“Equitable”), in connection with the Agreement and Plan of Merger, dated as of March 26, 2026 (the “Merger Agreement”), by and among Equitable, Corebridge Financial, Inc. (“Corebridge”), Mountain Holding, Inc. (“HoldCo”), Marcy Holding, Inc. (“Equitable Merger Sub”), and Palisade Holding, Inc. (“Corebridge Merger Sub”), which, among other things, provides for the mergers contemplated by the Merger Agreement, pursuant to which (a) Corebridge Merger Sub shall merge with and into Corebridge (the “Corebridge Merger”), with Corebridge surviving the Corebridge Merger and becoming a wholly-owned subsidiary of HoldCo, and (b) immediately following the Corebridge Merger, Equitable Merger Sub shall merge with and into Equitable (the “Equitable Merger” and, together with the Corebridge Merger, the “Mergers”), with Equitable surviving the Equitable Merger and becoming a wholly-owned subsidiary of HoldCo, in each case in accordance with the Delaware General Corporation Law (the “DGCL”). In connection with the Mergers, each share of the issued and outstanding Equitable Common Stock (other than Equitable Excluded Shares, which shall be cancelled and shall cease to exist without any consideration payable thereon and the Equitable Performance Shares, which shall be converted into Converted Equitable Performance Shares) shall be converted into, and become exchangeable for, HoldCo Common Stock at the Equitable Exchange Ratio, each share of the issued and outstanding Corebridge Common Stock (other than Corebridge Excluded Shares, which shall be cancelled and shall cease to exist without any consideration payable thereon) shall be converted into, and become exchangeable for, HoldCo Common Stock at the Corebridge Exchange Ratio, each of the issued and outstanding shares of Equitable Series A Preferred Stock, Equitable Series C Preferred Stock and Corebridge Preferred Stock will be converted into, and become exchangeable for, HoldCo Preferred Stock (such exchange, the “Preferred Exchange”). This opinion is being delivered in connection with the Registration Statement (Registration No. 333-295565) of HoldCo on Form S-4 filed on May 5, 2026 with the Securities and Exchange Commission, as amended and supplemented through the date hereof (the “Registration Statement”). Capitalized terms not defined herein have the meanings specified in the Merger Agreement unless otherwise indicated.

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Merger Agreement, (ii) the Registration Statement, (iii) the representation letters of Equitable and Corebridge delivered to us for purposes of this opinion (the “Representation Letters”), and (iv) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering our opinion, we have assumed, without any independent investigation or examination thereof, that (i) the Mergers will be consummated in the manner described in the Registration Statement and the Merger Agreement, each will be effective under applicable law, and none of the terms or conditions contained in either the Registration Statement or the Merger Agreement has been or will be waived or modified, (ii) the facts relating to (A) the Mergers and (B) the Preferred Exchange are accurately and completely reflected in the Registration Statement and the Merger Agreement, (iii) the Merger Agreement, Registration Statement and all documents described therein represent the entire understanding between the parties to the Merger Agreement with respect to the Mergers and related transactions, (iv) any representations made in the Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Mergers, (v) any representations made in the Representation Letters subject to qualification relating to the knowledge, belief, expectation or intent of any party are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the Mergers, in each case, without such qualification and (vi) Equitable will not take any position on any federal, state, or local income or franchise tax return, or take any other tax reporting position that is inconsistent with this opinion. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations and warranties set forth in the documents referred to above.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents. We have assumed that the Merger Agreement and such other documents, certificates, and records are, and will continue to be, duly authorized, valid, and enforceable. The opinion set forth below is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Mergers or any of the transactions related thereto, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention. The opinion set forth herein has no binding effect on the United States Internal Revenue Service (“IRS”) or the courts of the United States. No assurance can be given that, if the matter were contested, a court would agree with the opinion set forth herein. Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the heading “U.S. Federal Income Tax Consequences,” we are of the opinion that, for United States federal income tax purposes, the Mergers (along with the Preferred Exchange), taken together, will qualify as a transaction described in Section 351 of the Code.

Except as set forth above, we express no opinion as to the tax consequences to any party, whether federal, state, local or foreign, of any transactions related to the Mergers or contemplated by the Merger Agreement and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. Furthermore, our opinion is based on current U.S. federal income tax law and administrative practice, and we do not undertake to advise you as to any changes after the date hereof in U.S. federal income tax law that may affect our opinion. In addition, there can be no assurance that changes in the law will not take place which could affect the U.S. federal income tax consequences of the Mergers or that contrary positions may not be taken by the IRS. To the extent any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all the relevant times, our opinion would be adversely affected and should not be relied upon. We are furnishing this letter in our capacity as United States federal income tax counsel to Equitable. This opinion has been prepared in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent. We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “U.S. Federal Income Tax Consequences“ and “Legal Matters” contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton and Garrison LLP